Exhibit 99.1

Genpact Reports Results for the Third Quarter of 2012

Third Quarter Revenues of $491.2 Million, Up 14%

Adjusted Income from Operations of $79.7 Million, Up 13%

NEW YORK, October 31, 2012 – Genpact Limited (NYSE: G), a global leader in business process management and technology services, today announced financial results for the third quarter ended September 30, 2012.

Key Financial Results – Third Quarter 2012

•

Revenues were $491.2 million, up 14.3% from $429.6 million in the third quarter of 2011. Revenues from Global Clients were up 19.3%, and business process management revenues from Global Clients were up 24.4%.

•

Net income attributable to Genpact Limited shareholders was $25.2 million, compared to $48.0 million in the third quarter of 2011. Net income margin for the third quarter of 2012 was 5.1%, compared to 11.2% in the third quarter of 2011. Third quarter 2012 net income and margin reflected the impact of a foreign exchange re-measurement loss as well as expenses related to: the special cash dividend; associated debt refinancing and withholding taxes; and the sale of shares by Genpact’s original sponsors.

•

Diluted earnings per common share were $0.11, compared to $0.21 per share in the third quarter of 2011. Third quarter 2012 diluted earnings per common share reflected the impact of a foreign exchange re-measurement loss as well as expenses related to: the special cash dividend; associated debt refinancing and withholding taxes; and the sale of shares by Genpact’s original sponsors.

•	Adjusted income from operations was $79.7 million, up 12.6% from $70.9 million in the third quarter of 2011.

•	Adjusted income from operations margin was 16.2%, compared to 16.5% in the third quarter of 2011.

•

Adjusted diluted earnings per share were $0.18, compared to $0.26 in the third quarter of 2011. The adjusted diluted earnings per share was after accounting for (1) a $0.05 foreign exchange re-measurement loss in the third quarter of 2012 compared to a $0.03 gain in the third quarter of 2011 and (2) a $0.02 impact for incremental expenses related to the company’s debt refinancing in the third quarter of 2012.

N.V. ‘Tiger’ Tyagarajan, Genpact’s president and CEO said, “Genpact continues to deliver solid financial results, with strong growth in revenues and adjusted operating income. Revenues increased 14.3% year-over-year and 5.0% sequentially to $491 million. Adjusted income from operations grew 12.6%. We returned capital to shareholders in the third quarter in the form of a special cash dividend of $2.24 per share, and facilitated the sale of shares by our original sponsors. We believe both of these events are extremely positive for shareholders.”

Revenues from Global Clients grew 19.3% over the third quarter of 2011. Business process management revenues from Global Clients grew by 24.4%, led by 28.6% growth in Smart Decision Services, which is comprised of Genpact’s reengineering, analytics, business consulting and enterprise risk consulting businesses. Revenues from Global Clients represented approximately 74.5% of Genpact’s total revenues, with the remaining 25.5% of revenues, or $125.3 million, coming from GE. GE revenues increased 1.9% from the third quarter of 2011.

As of September 30, 2012, 189 client relationships each contributed revenues of $1 million or more in the preceding twelve months, up from 172 such relationships as of September 30, 2011. As of September 30, 2012, 11 client relationships each contributed revenues of $25 million or more in the preceding 12 months, up from eight such client relationships as of September 30, 2011.

Approximately 76.1% of Genpact’s revenues for the quarter came from business process management services, up from 74.3% for the third quarter of 2011. Revenues from IT services were approximately 23.9% of total revenues for the third quarter of 2012, compared to 25.7% for the third quarter of 2011.

Genpact generated $77.4 million of cash from operations in the third quarter of 2012, compared to $95.1 million in the third quarter of 2011. Genpact had approximately $394.5 million in cash and cash equivalents as of September 30, 2012.

Year-to-Date Results

•	Revenues were $1.394 billion, up 20.4% from $1.158 billion for the nine months ended September 30, 2011.

•

Net income attributable to Genpact Limited shareholders was $124.8 million, compared to $123.2 million for the nine months ended September 30, 2011; net income margin was 9.0%, compared to 10.6% for the nine months ended September 30, 2011.

•	Diluted earnings per common share were $0.55, compared to $0.54 for the nine months ended September 30, 2011.

•	Adjusted income from operations was $229.2 million, up 22.3% from $187.4 million for the nine months ended September 30, 2011.

•	Adjusted income from operations margin was 16.4%, up from 16.2% for the nine months ended September 30, 2011.

•	Adjusted diluted earnings per share were $0.71, compared to $0.66 for the nine months ended September 30, 2011.

As of September 30, 2012, Genpact had approximately 60,800 employees worldwide, an increase from approximately 53,600 as of September 30, 2011. Genpact’s employee attrition rate for the nine months ended September 30, 2012 was 25%, measured from day one of employment, down from 30% for the same period in 2011. Annualized revenue per employee for the nine months ended September 30, 2012 was $33,700 compared to $34,300 for the nine months ended September 30, 2011.

2012 Outlook

Tyagarajan continued, “Genpact helps clients weather economic storms as they continue to face volatility and uncertainty that is forcing them to better control costs, develop more competitive insights, drive growth and even re-think their business models. Like our clients, we remain cautious about the global economy in the near term and thus we continue to expect Genpact full-year revenues of $1.86 – $1.90 billion, and adjusted operating income margin of 16.0% – 16.5%.”

Conference Call to Discuss Financial Results

Genpact management will host an hour-long conference call beginning at 8:00 a.m. ET on November 1, 2012 to discuss the company’s performance for the third quarter of fiscal 2012. To participate, callers can dial +1 800-901-5241 from within the U.S. or +1 617-786-2963 from any other country. Thereafter, callers will be prompted to enter the participant code, 43481102. For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on Genpact’s website.

About Genpact

Genpact Limited (NYSE: G), a global leader in business process management and technology services, leverages the power of smarter processes, smarter analytics and smarter technology to help its clients drive intelligence across their enterprise. Genpact’s Smart Enterprise Processes (SEPSM) framework, its unique science of process combined with deep domain expertise in multiple industry verticals, leads to superior business outcomes. Genpact’s Smart Decision Services deliver valuable business insights to its clients through targeted analytics, reengineering expertise, and advanced risk management. Making technology more intelligent by embedding it with process and data insights, Genpact also offers a wide range of technology services. Driven by a passion for process innovation and operational excellence built on its Lean and Six Sigma DNA and the legacy of serving GE for more than 15 years, the company’s 60,500+ professionals around the globe deliver services to its more than 600 clients from a network of 74 delivery centers across 20 countries supporting more than 30 languages. For more information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Bharani Bobba
+1 (203) 300-9230
bharani.bobba@genpact.com

Media	Gail Marold +1 (919) 345-3899 gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2011	As of September 30, 2012
Assets
Current assets
Cash and cash equivalents	$408,020	$394,503
Accounts receivable, net	258,498	462,893
Accounts receivable from related party, net	143,921	221
Deferred tax assets	46,949	45,639
Due from related party	10	—
Prepaid expenses and other current assets	127,721	205,710

Total current assets	$985,119	$1,108,966

Property, plant and equipment, net	180,504	197,929
Deferred tax assets	91,880	82,826
Investment in equity affiliates	220	440
Customer-related intangible assets, net	85,987	89,936
Marketing-related intangible assets, net	24,240	22,375
Other intangible assets, net	3,061	6,510
Goodwill	925,339	966,612
Other assets	107,037	123,075

Total assets	$2,403,387	$2,598,669

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2011	As of September 30, 2012
Liabilities and equity
Current liabilities
Short-term borrowings	$252,000	$80,691
Current portion of long-term debt	29,012	4,977
Current portion of capital lease obligations	1,005	1,414
Current portion of capital lease obligations payable to related party	762	—
Accounts payable	20,951	18,723
Income taxes payable	20,118	66,772
Deferred tax liabilities	35	567
Due to related party	464	—
Accrued expenses and other current liabilities	337,481	375,976

Total current liabilities	$661,828	$549,120
Long-term debt, less current portion	73,930	658,122
Capital lease obligations, less current portion	846	2,341
Capital lease obligations payable to related party, less current portion	855	—
Deferred tax liabilities	1,905	5,095
Due to related party	9,154	—
Other liabilities	219,186	230,393

Total liabilities	$967,704	$1,445,071

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 222,347,968 and 224,116,751 issued and outstanding as of December 31, 2011 and September 30, 2012, respectively	2,222	2,240
Additional paid-in capital	1,146,203	1,186,979
Retained earnings	605,386	228,581
Accumulated other comprehensive income (loss)	(320,753)	(267,461)

Genpact Limited shareholders’ equity	1,433,058	1,150,339
Noncontrolling interest	2,625	3,259

Total equity	1,435,683	1,153,598
Commitments and contingencies

Total liabilities and equity	$2,403,387	$2,598,669

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended September 30,		Nine months ended September 30,
	2011	2012	2011	2012
Net revenues
Net revenues from services - related party	$123,290	$170	$359,035	$487
Net revenues from services - others	306,275	490,987	798,707	1,393,780

Total net revenues	429,565	491,157	1,157,742	1,394,267

Cost of revenue
Services	268,312	297,253	736,830	847,940

Total cost of revenue	268,312	297,253	736,830	847,940

Gross profit	$161,253	$193,904	$420,912	$546,327
Operating expenses:
Selling, general and administrative expenses	95,868	118,536	250,033	337,794
Amortization of acquired intangible assets	5,754	6,014	13,971	17,094
Other operating (income) expense, net	2,883	(598)	2,592	(2,111)

Income from operations	$56,748	$69,952	$154,316	$193,550
Foreign exchange (gains) losses, net	(9,736)	13,220	(12,433)	(5,086)
Other income (expense), net	2,147	(14,932)	8,271	(15,755)

Income before Equity-method investment activity, net and income tax expense	$68,631	$41,800	$175,020	$182,881
Equity-method investment activity, net	21	(50)	289	(24)

Income before income tax expense	$68,610	$41,850	$174,731	$182,905
Income tax expense	18,907	15,239	46,386	53,239

Net Income	$49,703	$26,611	$128,345	$129,666
Net income attributable to noncontrolling interest	1,657	1,436	5,171	4,851

Net income attributable to Genpact Limited shareholders	$48,046	$25,175	$123,174	$124,815

Net income available to Genpact Limited common shareholders	48,046	25,175	123,174	124,815
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.22	$0.11	$0.56	$0.56
Diluted	$0.21	$0.11	$0.54	$0.55
Dividend per share	$—	$2.24	$—	$2.24

Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	221,771,264	223,876,035	221,359,288	223,289,507
Diluted	226,772,299	230,195,834	226,153,992	228,516,391

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands, except per share data and share count)

	Nine months ended September 30,
	2011	2012
Operating activities
Net income attributable to Genpact Limited shareholders	$123,174	$124,815
Net income attributable to noncontrolling interest	5,171	4,851

Net Income	$128,345	$129,666
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	44,552	41,609
Amortization of debt issue costs	1,264	7,468
Amortization of acquired intangible assets	14,094	17,149
Reserve (release) for doubtful receivables	5,944	2,780
Reserve for mortgage loans	—	107
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(6,397)	(1,307)
Equity-method investment activity, net	289	(24)
Stock-based compensation expense	17,712	22,856
Deferred income taxes	(3,722)	(9,297)
Others, net	5,320	2,287
Change in operating assets and liabilities:
Increase in accounts receivable	(36,568)	(45,209)
Increase in other assets	(48,564)	(64,645)
Decrease in accounts payable	(2,152)	(3,876)
Increase in accrued expenses and other current liabilities	10,274	29,994
Increase in income taxes payable	42,886	45,688
Increase in other liabilities	3,807	34,226

Net cash provided by operating activities	$177,084	$209,472
Investing activities
Purchase of property, plant and equipment	(22,263)	(60,141)
Proceeds from sale of property, plant and equipment	687	374
Investment in affiliates	—	(205)
Purchase of short term investments	(129,458)	—
Proceeds from sale of short term investments	206,443	—
Short term deposits placed	—	(25,638)
Redemption of short term deposits	—	25,638
Payment for business acquisitions, net of cash acquired	(561,767)	(54,518)

Net cash used for investing activities	$(506,358)	$(114,490)
Financing activities
Repayment of capital lease obligations	(2,027)	(1,684)
Proceeds from long-term debt	120,000	675,000
Repayment of long-term debt	(25,000)	(105,000)
Proceeds from Short-term borrowings	260,000	80,000
Repayment of Short-term borrowings	(8,000)	(252,350)
Proceeds from issuance of common shares under stock based compensation plans	10,614	19,684
Payment for net settlement of stock based awards	—	(1,746)
Dividend paid	—	(501,620)
Direct cost incurred in relation to Debt	(9,115)	(14,438)
Distribution to noncontrolling interest	(4,680)	(3,961)

Net cash provided by (used for) financing activities	$341,792	$(106,115)
Effect of exchange rate changes	(7,487)	(2,384)
Net increase (decrease) in cash and cash equivalents	12,518	(11,133)
Cash and cash equivalents at the beginning of the period	404,034	408,020

Cash and cash equivalents at the end of the period	$409,065	$394,503

Supplementary information
Cash paid during the period for interest	$4,036	$5,785
Cash paid during the period for income taxes	$42,212	$65,708
Property, plant and equipment acquired under capital lease obligation	$1,438	$1,955

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income, and adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management historically used financial statements that did not include significant acquisition related expenses and amortization of acquired intangibles on such acquisitions, for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors.

As a result of frequent acquisitions of varying scale and size, it is difficult to predict the expenses related to acquisitions and amortization of the acquired intangibles on acquisitions. Therefore, with effect from July 1, 2012, for its internal management reporting and budgeting purposes, management considers using financial statements that do not include expenses related to all acquisitions and amortization of acquired intangibles on acquisitions for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors.

Besides this, for its internal management reporting and budgeting purposes, management uses financial statements that do not include stock-based compensation expense, amortization of acquired intangibles at formation in 2004, expenses related to change of shareholding and capital restructuring (excluding expenses related to the new credit facility) and withholding taxes relating to remittance of funds between subsidiaries to partly fund the payment of the special cash dividend in respect of capital restructuring, for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation”, Genpact’s management believes that providing financial statements that do not include stock-based compensation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles, expenses related to all acquisitions and amortization of acquired intangibles on acquisitions, expenses related to change of shareholding and capital restructuring (excluding expenses related to the new credit facility) and withholding taxes relating to remittance of funds between subsidiaries to partly fund the payment of the special cash dividend in respect of capital restructuring, allows investors to make additional comparisons between Genpact’s operating results to those of other companies. Genpact also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, its inability to predict its future stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions, acquisition related expenses, expenses related to change of shareholding and capital restructuring (excluding expenses related to the new credit facility), and withholding taxes relating to remittance of funds between subsidiaries to partly fund the payment of the special cash dividend in respect of capital restructuring, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income attributable to shareholders of Genpact Limited calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, stock-based compensation, that are recurring. Stock-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and nine months ended September 30, 2011 and 2012:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2011	2012	2011	2012
Income from operations as per GAAP	$56,748	$69,952	$154,316	$193,550
Add: Amortization of acquired intangible assets resulting from Formation Accounting	2,327	1,621	7,275	5,253
Add: Amortization of acquired intangible assets relating to acquisitions	2,867	2,694	4,916	7,948
Add: Stock based compensation	9,153	5,613	17,712	22,856
Add: Acquisition related expenses	—	298	5,619	298
Add: Other income (expense)	1,452	(6,365)	3,012	(5,733)
Add: Consultancy and legal fees relating to change of shareholding and capital restructuring (excluding expenses related to the new credit facility)	—	7,318	—	9,805
Less: Equity-method investment activity, net	(38)	50	(306)	24
Less: Net income attributable to noncontrolling interest	(1,657)	(1,436)	(5,171)	(4,851)

Adjusted income from operations	$70,852	$79,745	$187,373	$229,150

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2011	2012	2011	2012
Net income as per GAAP	$48,046	$25,175	$123,174	$124,815
Add: Amortization of acquired intangible assets resulting from Formation Accounting	2,327	1,621	7,275	5,253
Add: Amortization of acquired intangible assets relating to acquisitions	2,867	2,694	4,916	7,948
Add: Stock based compensation	9,153	5,613	17,712	22,856
Add: Acquisition related expenses	—	298	5,619	298
Add: Consultancy and legal fees relating to change of shareholding and capital restructuring (excluding expenses related to the new credit facility)	—	7,318	—	9,805
Add: Withholding taxes relating to remittance of funds between subsidiaries to partly fund the payment of special cash dividend in respect of capital restructuring	—	2,300	—	2,300
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(540)	(357)	(1,838)	(1,190)
Less: Tax impact on amortization of acquired intangibles resulting from acquisitions	(975)	(893)	(1,670)	(2,679)
Less: Tax impact on stock based compensation	(2,583)	(1,971)	(5,057)	(7,004)
Less: Tax impact on acquisition related expenses	—	(75)	(1,394)	(75)
Less: Tax impact on consultancy and legal fees relating to change of shareholding and capital restructuring (excluding expenses related to the new credit facility)	—	—	—	(182)

Adjusted net income	$58,295	$41,723	$148,737	$162,145

Adjusted diluted earnings per share	$0.26	$0.18	$0.66	$0.71